================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 29, 2003

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



              DELAWARE                    1-9210             95-4035997
    (State or other jurisdiction       (Commission        (I.R.S. Employer
          of incorporation)            File Number)      Identification No.)


             10889 WILSHIRE BOULEVARD
             LOS ANGELES, CALIFORNIA                                90024
     (Address of principal executive offices)                    (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


================================================================================

Item 5.  Other Events and Regulation FD Disclosure
------   -----------------------------------------

     On January 29, 2003, Occidental Petroleum Corporation announced net income for the fourth quarter 2002 of $322 million ($0.85 per share), compared with a net loss of $247 million ($0.66 per share) for the fourth quarter 2001. The fourth quarter 2001 included a $240 million after-tax charge, reflecting the effect of the agreement to sell Occidental's interest in Equistar.

     In announcing the results, Dr. Ray R. Irani, chairman and chief executive officer, said, "Our strong fourth quarter performance completed another year of major accomplishments that included exceeding our combined oil and natural gas production forecast, the continued strengthening of our balance sheet and the generation of competitive returns on equity and capital employed. Oil and gas production in the fourth quarter averaged 518,000 barrels of oil equivalent
(BOE) per day. That's 7.5 percent higher than in the fourth quarter of 2001 and keeps us on target to meet or exceed our 2003 forecast of 525,000 BOE per day. We ended the year with our debt to capitalization ratio at 43 percent, the lowest level in 21 years. Our strong earnings performance produced a return on equity of nearly 17 percent and return on capital employed of almost 11 percent."

                                   OIL AND GAS
                                   -----------

     Oil and gas segment and core earnings were $490 million for the fourth quarter 2002, compared with $166 million for the fourth quarter 2001. The improvement in the fourth quarter 2002 earnings reflected $299 million from higher worldwide crude oil and natural gas prices and a $35 million increase from higher production volumes; partially offset by higher exploration expense.

                                    CHEMICALS
                                    ---------

     Chemical segment earnings were $58 million for the fourth quarter 2002, compared with a loss of $412 million for the fourth quarter 2001. The 2001 loss resulted from a $412 million pre-tax charge, reflecting the effect of the sale of the company's interest in the Equistar petrochemicals joint venture.

     Chemical core earnings also were $58 million for the fourth quarter 2002, compared with breakeven core earnings for the fourth quarter 2001. The improvement in the fourth quarter 2002 core earnings reflected higher sales prices for PVC, chlorine and EDC, lower self-insured reserve requirements and the absence of the Equistar fourth quarter 2001 loss; partially offset by lower caustic sales prices and higher energy and raw material costs.

                              TWELVE-MONTH RESULTS
                              --------------------

     For the twelve months of 2002, net income was $989 million ($2.63 per share), compared with $1.154 billion ($3.10 per share) for the twelve months of 2001.

     Core earnings were $999 million for 2002 compared with $1.246 billion for 2001. See the attached schedule for a reconciliation of earnings to core earnings.

     For details of items affecting the comparability of core earnings between periods in 2002 and 2001, see the attached schedule.

     Statements in this presentation that contain words such as "will" or "expect", or otherwise related to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations, and supply/demand consideration for oil, gas and chemicals; higher-than-expected costs; and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. Occidental disclaims any obligation to update any forward-looking statements.

SUMMARY OF SEGMENT NET SALES AND EARNINGS
($ millions, except per-share amounts)

                                           Fourth Quarter          Twelve Months
                                      -------------------    -------------------
                                          2002       2001        2002       2001
=================================     ========   ========    ========   ========
SEGMENT NET SALES
   Oil and gas                        $  1,287   $    824    $  4,634   $  5,134
   Chemical                                698        560       2,704      2,968
                                      --------   --------    --------   --------
   Net sales                          $  1,985   $  1,384    $  7,338   $  8,102
=================================     ========   ========    ========   ========

SEGMENT EARNINGS (LOSSES)
  Oil and gas                         $    490   $    166    $  1,707   $  2,845
  Chemical                                  58       (412)        275       (399)
                                      --------   --------    --------   --------
                                           548       (246)      1,982      2,446
UNALLOCATED CORPORATE ITEMS
  Interest expense, net (a)                (58)       (62)       (253)      (272)
  Income taxes (b)                        (114)       190        (364)      (359)
  Trust preferred distributions
    & other                                (12)       (13)        (47)       (56)
  Other (c)                                (41)      (113)       (155)      (580)
                                      --------   --------    --------   --------

INCOME/(LOSS) FROM CONTINUING
  OPERATIONS                               323       (244)      1,163      1,179
  Discontinued operations, net              (1)        (3)        (79)        (1)
  Cumulative effect of changes
    in accounting principles, net           --         --         (95)       (24)
                                      --------   --------    --------   --------
NET INCOME/(LOSS)                     $    322   $   (247)   $    989   $  1,154
                                      ========   ========    ========   ========


BASIC EARNINGS PER COMMON SHARE
  Income/(loss) from continuing
    operations                        $   0.85   $  (0.65)   $   3.09   $   3.16
  Discontinued operations, net              --      (0.01)      (0.21)        --
  Cumulative effect of changes
    in accounting principles, net           --         --       (0.25)     (0.06)
                                      --------   --------    --------   --------
                                      $   0.85   $  (0.66)   $   2.63   $   3.10
                                      ========   ========    ========   ========

DILUTED EARNINGS PER COMMON SHARE
  Income/(loss) from continuing
    operations                        $   0.84   $  (0.65)   $   3.07   $   3.15
  Discontinued operations, net              --   $  (0.01)   $  (0.21)        --
  Cumulative effect of changes
    in accounting principles, net           --         --       (0.25)     (0.06)
                                      --------   --------    --------   --------
                                      $   0.84   $  (0.66)   $   2.61   $   3.09
                                      ========   ========    ========   ========
AVERAGE BASIC COMMON SHARES
  OUTSTANDING                            377.6      373.8       376.2      372.4
=================================     ========   ========    ========   ========

See footnotes on following page.

(a) Includes interest income on notes receivable from Altura partners. The partnership exercised an option in May 2002 to redeem the sellers' remaining partnership interests in exchange for the outstanding balance on the notes. The twelve months 2002 amount includes $21 million and the fourth quarter and twelve months 2001 amounts include $17 million and $102 million, respectively.

(b) Excludes U.S. federal income tax charges and credits allocated to the segments and foreign taxes. Oil and gas segment earnings include credits of $1 million in both the fourth quarters of 2002 and 2001. Chemical segment earnings include a credit of $4 million in the fourth quarter of 2001.

     The fourth quarter 2001 amount includes a $172 million credit reflecting the statutory tax effect of the agreement, in principle, to sell Occidental's interest in Equistar.

     Oil and gas segment earnings for the twelve months 2002 and 2001 include charges of $1 million and $36 million, respectively. The amounts include charges for asset sales of $4 million and $39 million for the years 2002 and 2001, respectively. Chemical segment earnings have been impacted by credits of $403 million for the twelve months 2002 and by credits of $42 million for the twelve months 2001. The 2002 amount includes a $392 million credit for the tax effects of the sale of the Equistar investment and the 2001 amount includes $26 million of credits for asset sales.

(c) Includes preferred distributions to the Occidental Permian partners. The twelve months 2002 amount includes $22 million. The fourth quarter and twelve months 2001 amounts include $17 million and $104 million, respectively. This is essentially offset by the interest income discussed in (a) above. The partnership exercised an option in May 2002 to redeem the sellers' remaining partnership interests in exchange for the outstanding balance on the notes.

     The twelve months 2001 amount includes a $272 million net-of-tax loss related to the sale of Occidental's residual interest in Occidental Texas Pipeline Company.

SUMMARY OF OPERATING STATISTICS

                                           Fourth Quarter          Twelve Months
                                      -------------------    -------------------
                                          2002       2001        2002       2001
=================================     ========   ========    ========   ========
NET OIL, GAS AND LIQUIDS
   PRODUCTION PER DAY

United States
  Crude oil and liquids (MBBL)
    California                              84         82          86         76
    Permian                                142        137         142        137
    Other                                    6         --           4         --
                                      --------   --------    --------   --------
      Total                                232        219         232        213

  Natural Gas (MMCF)
    California                             266        297         286        303
    Hugoton                                139        153         148        159
    Permian                                133        150         130        148
                                      --------   --------    --------   --------
      Total                                538        600         564        610

Latin America
  Crude oil (MBBL)
    Colombia                                41         17          35         18
    Ecuador                                 13         13          13         13
                                      --------   --------    --------   --------
      Total                                 54         30          48         31

Eastern Hemisphere
  Crude oil (MBBL)
    Oman                                    13         14          13         12
    Pakistan                                12          7          10          7
    Qatar                                   37         43          42         43
    Russia                                  29         28          27         27
    Yemen                                   39         32          38         33
                                      --------   --------    --------   --------
      Total                                130        124         130        122

  Natural Gas (MMCF)
    Pakistan                                76         51          63         50

Barrels of Oil Equivalent (MBOE)           518        482         515        476
                                      ========   ========    ========   ========

   Consolidated subsidiaries               516        482         514        476
   Non-consolidated interests - net          2         --           1         --
                                      --------   --------    --------   --------
   Total worldwide production              518        482         515        476
                                      ========   ========    ========   ========


CAPITAL EXPENDITURES (millions)       $    396   $    400    $  1,236   $  1,308
                                      ========   ========    ========   ========


DEPRECIATION, DEPLETION AND
 AMORTIZATION OF ASSETS (millions)    $    253   $    243    $  1,012   $    965
=================================     ========   ========    ========   ========

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature and amount. Therefore, management uses a measure called "core earnings", which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Core earnings is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

The following table sets forth the core earnings and significant items affecting earnings for each operating segment and corporate:

                                           Fourth Quarter          Twelve Months
                                      -------------------    -------------------
($ millions)                              2002       2001        2002       2001
=================================     ========   ========    ========   ========
TOTAL EARNINGS (LOSS)                 $    322   $   (247)   $    989   $  1,154
                                      ========   ========    ========   ========

OIL AND GAS
Segment Earnings                      $    490   $    166    $  1,707   $  2,845
Less:
    Gain on sale of interest in
      the Indonesian Tangguh
      LNG project*                          --         --          --        399
                                      --------   --------    --------   --------
Segment Core Earnings                      490        166       1,707      2,446
                                      --------   --------    --------   --------

CHEMICALS
Segment Earnings (Loss)                     58       (412)        275       (399)
Less:
    Gain on sale of Equistar
      investment*                           --         --         164         --
    Equistar writedown                      --       (412)         --       (412)
                                      --------   --------    --------   --------
Segment Core Earnings                       58         --         111         13
                                      --------   --------    --------   --------

CORPORATE AND OTHER
Results                                   (226)        (1)       (993)    (1,292)
Less:
    Loss on sale of pipeline-owning
      entity*                               --         --          --       (272)
    Settlement of state tax issue           --         --          --         70
    Changes in accounting
      principles, net*                      --         --         (95)       (24)
    Discontinued operations, net*           (1)        (3)        (79)        (1)
    Tax effect of pre-tax
      adjustments                           --        172          --        148
                                      --------   --------    --------   --------

TOTAL CORE EARNINGS (LOSS)            $    323   $     (4)   $    999   $  1,246
=================================     ========   ========    ========   ========

*These amounts are shown after tax.

ITEMS AFFECTING COMPARABILITY OF CORE EARNINGS BETWEEN PERIODS

                                           Fourth Quarter          Twelve Months
                                      -------------------    -------------------
($ millions)                              2002       2001        2002       2001
=================================     ========   ========    ========   ========
INCOME / (EXPENSE)

OIL AND GAS
  Exploration asset write-offs        $    (25)  $     --    $    (58)  $    (66)
  Self insurance and litigation
    adjustments                             (4)        --          (4)        --

CHEMICALS
  Asset idling and impairments              --        (11)        (37)       (20)
  State tax reserves adjustment              7         14           7         14
  Self insurance and litigation
    adjustments                             15         --          15         --
  Reorganizations/severance                 --         --         (14)       (17)

CORPORATE
  Gain on sale of stock investment          32         --          32         --
  Environmental remediation                (15)       (60)        (23)      (109)
  Equity earnings (a)                      (22)       (20)        (58)       (80)
  Interest - early debt
    extinguishments                         --         (8)         --        (12)

(a) Includes share of Equistar results that were previously reported in the Chemical segment.

Item 9.  Regulation FD Disclosure
------   ------------------------

        Text of Speech by Stephen I. Chazen, Chief Financial Officer and
        ----------------------------------------------------------------
                Executive Vice President - Corporate Development
                ------------------------------------------------


                        Occidental Petroleum Corporation

                                 STEPHEN CHAZEN
                           Chief Financial Officer and
                Executive Vice President - Corporate Development

                               - Conference Call -
                    Fourth Quarter 2002 Earnings Announcement

                                January 29, 2003
                             Los Angeles, California


     Good morning, and thanks for joining us.

     Those of you who have not received a copy of the press release announcing our fourth quarter earnings, along with the Investor Relations Supplemental Schedules, can find them on our website - oxy.com or on the SEC's EDGAR site. We have added two schedules to the format we used in previous earnings announcements.

     The first schedule lists the "Significant Transactions and Events Affecting Earnings" that impacted reported fourth quarter and annual earnings for 2002 and 2001. We have narrowly defined the term "Significant Transactions and Events" to include only material gains and losses, discontinued operations and changes in accounting standards.

     The second schedule contains a list of items affecting comparability between quarters and annually. We leave it to the individual users of this schedule to decide whether to adjust our core earnings by segment or reporting period. For the fourth quarter of 2002 these are U. S. source items so it would be appropriate to apply a 35 percent tax rate to them.

     Net income for the quarter was $322 million, or $0.85 per share. Net income for the 2001 fourth quarter was a loss of $247 million, or $0.66 per share. If the 2001 fourth quarter transactions and events are eliminated, core earnings for the quarter would have been a loss of $4 million, or 1-cent per share.

     On a segment basis, oil and gas fourth quarter earnings were $490 million, compared to $166 million for the fourth quarter of 2001. The following factors affected fourth quarter earnings.

     o The increase in fourth quarter 2002 worldwide oil and gas price realizations added $299 million of earnings over the comparable period in 2001.

     o Production in the fourth quarter 2002 was 7.5 percent higher than the fourth quarter of 2001 and accounted for $35 million of earnings. Production started up at Horn Mountain late in the fourth quarter. When this project becomes fully operational later this year, we expect our share of production to be approximately 20,000 BOE per day.

     o Exploration expense was $61 million in the quarter compared to $54 million in fourth quarter of 2001. The fourth quarter 2002 expense includes a $25 million write-off for the Thunderball deep gas well in California.

     For the year 2002, oil and gas segment earnings were $1.7 billion compared to $2.8 billion in 2001. The single largest factor accounting for the variance was substantially higher natural gas prices in 2001, particularly in California, which made up $830 million of the difference. The other major factor was the 2001 sale of our Indonesian gas interests for $399 million. These factors were partially offset by higher oil prices and higher production in 2002.

     Chemical segment earnings for the fourth quarter 2002 were $58 million compared to a loss of $412 million in the fourth quarter of 2001. The fourth quarter 2001 included a pre-tax charge of $412 million related to the announced sale of our interest in Equistar. Excluding this significant item, earnings from our core chemical operations were break-even in the 2001 fourth quarter.

     The primary factors affecting fourth quarter 2002 chemical earnings compared to the 2001 fourth quarter were:

     o    higher chlorine, PVC and ethylene dichloride prices, and;

     o    the elimination of the Equistar loss.

     The chemical business weakened in October and November, but strengthened in December. PVC markets and prices are strong and we expect caustic prices to strengthen this year.

     For the year, our consolidated net income was $989 million, or $2.63 per share, compared to $1.2 billion, or $3.10 per share, in 2001.

     Cash flow from operations for the year was approximately $2.1 billion.

     Interest expense, including distributions on trust-preferred securities, was $70 million during the fourth quarter 2002, compared to $92 million in the 2001 fourth quarter. Included in the fourth quarter of 2001 was a one-time charge of $8 million relating to early debt extinguishment. For the year 2002, total interest expense of $320 million was $112 million less than our interest expense in 2001.

     Turning to the year-end 2002 balance sheet, we increased shareholder equity to $6.3 billion, or $684 million higher than the year-end 2001 level. At the same time, we reduced total debt by $131 million to $4.76 billion, compared to $4.89 billion at the end of 2001. At the end of last year, our debt to total capitalization ratio was down to 43-percent, compared to 46-percent at the end of 2001.

     At the end of the year we had approximately $146 million of cash.

     Capital spending for the quarter was $396 million and $1.2 billion for the year. We expect total spending for 2003 to be at roughly the same level. The company also made acquisitions in 2002 totaling $485 million, including $350 for our interest in the Dolphin Project.

     As we look forward in the first quarter of this year:

     o We expect production to average about 525,000 BOE per day - which is consistent with our 2003 forecast. This could vary slightly due to high oil prices affecting our production sharing contracts in Oman, Qatar, Yemen and THUMS. Also, Colombia production is always difficult to forecast.

     o    We expect exploration expense for the quarter to be about $35 million.

     o Chemical earnings should be in the range of $60 million. This outlook is based on current conditions featuring high energy prices and new prices for caustic as well as seasonal factors which typically result in the fourth and first quarters being weak. We expect quarterly earnings to increase during the remainder of the year.

     o We expect interest expense, including distributions on trust-preferred securities, to be about $75 million. This does not include an unusual charge which I'll discuss later.

     o We record the equity earnings from our 34.5 million shares of Lyondell in corporate "Other" and we rely on the estimates provided by Lyondell's management.

     o A $1.00 per barrel change in oil prices impacts segment quarterly earnings by about $27.5 million. The WTI price in the fourth quarter was $28.15. A swing of 10-cents per million BTUs in gas prices has a $6 million impact on quarterly oil and gas earnings. The NYMEX gas price for the fourth quarter was $3.57.

     o Our tax rate in the first quarter should be about 33 percent. This reflects our expectation of higher U.S. source income during 2003 than in 2002.

     There are three unusual items we expect in the first quarter.

     1) The adoption of accounting standard 143, which is related to asset abandonment costs, requires companies to record on their books the present value of the liability for the ultimate abandonment of the fixed asset when the asset is placed in service. For Oxy, this is expected to result in a non-cash cumulative catch-up charge of approximately $50 million after-tax in the first quarter for assets currently in service. This is primarily related to on-shore oil and gas properties. In addition, there will be an annual pre-tax non-cash charge to income of about $17 million to reflect the accretion of the liability and higher depreciation expense. The actual cash abandonment cost will not be incurred until the asset is retired.

     2) The FASB has rescinded EITF Issue Number 98-10 that was in effect since 1999 which required the mark to market of non-derivative trading positions. In Oxy's case, non-derivative energy trading positions relate mainly to physical natural gas inventories.

          As a result of the change by FASB, we must reverse the mark to market gain for the physical gas inventory that was on our books at year-end. This reversal will result in a non-cash, after-tax charge of about $18 million in the first quarter. As the gas is sold, we will book the gains in operating income. We expect to realize about $13 million in income in the first quarter and the remainder later in the year.

     3) We also expect to record a pre-tax interest charge of $50-$70 million to repay a $450 million bond issue that has 10 years of remaining life. We intend to refinance this issue. This action will lower our future interest expense.

     We have been focusing on improving our returns on equity and capital employed - and the results have been striking as we have moved from the bottom to the top quartile among our oil and gas competitors during the last four years.

     For the year 2002, our return on equity was nearly 17 percent and the four year average from 1999 through 2002 was about 21 percent. During that same four-year period our equity increased from $3.5 billion to $6.3 billion.

     Our return on capital employed for 2002 was 11 percent and the four year average was 13 percent.

     And finally, I would like to remind everyone that we announced a 4 percent increase in our annual dividend rate last December and indicated that we would review our dividend policy annually.

     Our chairman and CEO, Dr. Ray Irani, is traveling on business and is unable to tie into this conference call. I am joined this morning by our president, Dale Laurance, and we're now ready to answer questions.

                       Supplemental Investor Information
                       ---------------------------------


Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                               2002 Fourth Quarter
                                Net Income (Loss)
                                  ($ millions)

                                      REPORTED                                              CORE
                                       INCOME      SIGNIFICANT ITEMS AFFECTING INCOME     EARNINGS
                                      --------     ----------------------------------     --------
Oil & Gas                             $    490                                            $    490

Chemical                                    58                                                  58

Corporate
  Interest                                 (58)                                                (58)
  Trust pfd distributions & other          (12)                                                (12)
  Other                                    (41)                                                (41)
  Taxes                                   (114)                                               (114)
                                      --------     --------                               --------

Income from continuing operations          323           --                                    323
Discontinued operations, net                (1)           1   Discontinued operations           --
                                      --------     --------                               --------
NET INCOME                            $    322     $      1                               $    323
                                      ========     ========                               ========

BASIC EARNINGS PER SHARE              $   0.85                                            $   0.86
                                      ========                                            ========

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                               2001 Fourth Quarter
                                Net Income (Loss)
                                  ($ millions)

                                               REPORTED                                                CORE
                                                INCOME      SIGNIFICANT ITEMS AFFECTING INCOME       EARNINGS
                                               --------     ----------------------------------       --------
Oil & Gas                                      $    166                                              $    166

Chemical                                           (412)         412   Equistar                            --


Corporate
  Interest - Permian non-recourse debt               (5)                                                   (5)
  Interest - all others                             (74)                                                  (74)
  Trust pfd distributions & other                   (13)                                                  (13)
  Other                                             (96)                                                  (96)
  Taxes                                             190         (172)  Tax effect of adjustments           18

                                               --------     --------                                 --------
Income / (loss) from continuing operations         (244)         240                                       (4)
Discontinued operations, net                         (3)           3   Discontinued operations             --
                                               --------     --------                                 --------
NET INCOME (LOSS)                              $   (247)    $    243                                 $     (4)
                                               ========     ========                                 ========


BASIC EARNINGS PER SHARE
Income / (loss) from continuing operations     $  (0.65)
Discontinued operations, net                      (0.01)
                                               --------
NET INCOME (LOSS)                              $  (0.66)                                             $  (0.01)
                                               ========                                              ========

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                                 2002 Total Year
                                Net Income (Loss)
                                  ($ millions)

                                               REPORTED                                                  CORE
                                                INCOME      SIGNIFICANT ITEMS AFFECTING INCOME         EARNINGS
                                               --------     ----------------------------------         --------
Oil & Gas                                      $  1,707                                                $  1,707

Chemical                                            275         (164)  Sale of Equistar investment          111

Corporate
  Interest                                         (275)                                                   (275)
  Trust pfd distributions & other                   (45)                                                    (45)
  Other                                            (135)                                                   (135)
  Taxes                                            (364)                                                   (364)

                                               --------     --------                                   --------
Income from continuing operations                 1,163         (164)                                       999
Discontinued operations, net                        (79)          79   Discontinued operations               --
Cumulative effect of changes in accounting          (95)          95   Goodwill impairment                   --
 principles, net
                                               --------     --------                                   --------
NET INCOME                                     $    989     $     10                                   $    999
                                               ========     ========                                   ========

BASIC EARNINGS PER SHARE
Income from continuing operations              $   3.09
Discontinued operations, net                      (0.21)
Cumulative effect of changes in accounting        (0.25)
 principles, net
                                               --------
NET INCOME                                     $   2.63                                                $   2.66
                                               ========                                                ========

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                                 2001 Total Year
                                Net Income (Loss)
                                  ($ millions)

                                               REPORTED                                                    CORE
                                                INCOME      SIGNIFICANT ITEMS AFFECTING INCOME           EARNINGS
                                               --------     ----------------------------------           --------
Oil & Gas                                      $  2,845     $   (399)  Indonesia - Tangguh LNG           $  2,446

Chemical                                           (399)         412   Equistar                                13

Corporate
  Interest - Permian non-recourse debt              (74)                                                      (74)
  Interest - all others                            (300)                                                     (300)
  Trust pfd distributions & other                   (58)                                                      (58)
  Other                                            (476)         272   Occidental Texas Pipeline             (204)
  Taxes                                            (359)         (70)  State tax reserve reversal            (577)
                                                                (148)  Tax effect of adjustments

                                               --------     --------                                     --------
Income from continuing operations                 1,179           67                                        1,246
Discontinued operations, net                         (1)           1   Discontinued operations                 --
Cumulative effect of changes in accounting          (24)          24   Derivative & hedge accounting           --
 principles, net
                                               --------     --------                                     --------
NET INCOME                                     $  1,154     $     92                                     $  1,246
                                               ========     ========                                     ========

BASIC EARNINGS PER SHARE
Income from continuing operations              $   3.16
Discontinued operations, net                         --
Cumulative effect of changes in accounting        (0.06)
 principles, net
                                               --------
NET INCOME                                     $    3.10                                                 $   3.35
                                               =========                                                 ========

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                              OCCIDENTAL PETROLEUM
         Items Affecting Comparability of Core Earnings Between Periods


INCOME / (EXPENSE)                              FOURTH QUARTER               TWELVE MONTHS
                                            -----------------------     -----------------------
                                               2002         2001           2002         2001
                                            ----------   ----------     ----------   ----------
OIL & GAS
  Exploration asset write-offs              $      (25)  $       --     $      (58)  $      (66)
  Self insurance and litigation                     (4)          --             (4)          --
    adjustments

CHEMICALS
  Asset idling and impairments                      --          (11)           (37)         (20)
  State tax reserves adjustment                      7           14              7           14
  Self insurance and litigation                     15           --             15           --
    adjustments
  Reorganizations / severance                       --           --            (14)         (17)

CORPORATE
  Gain on sale of stock investment                  32           --             32           --
  Environmental remediation                        (15)         (60)           (23)        (109)
  Equity earnings (a)                              (22)         (20)           (58)         (80)
  Interest - early debt extinguishments             --           (8)            --          (12)

(a) Includes share of Equistar results that were previously reported in the Chemcial segment


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Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                      2002 Fourth Quarter Net Income (Loss)
                           Reported Income Comparison

                                          FOURTH          THIRD
                                         QUARTER         QUARTER
                                           2002            2002          B / (W)
                                        ---------       ---------       ---------
OIL & GAS                               $     490       $     490       $      --
CHEMICAL                                       58             214            (156)
CORPORATE
  INTEREST - ALL OTHERS                       (58)            (73)             15
  TRUST PFD DISTRIBUTIONS & OTHER             (12)            (12)             --
  OTHER                                       (41)            (38)             (3)
  TAXES                                      (114)           (105)             (9)
                                        ---------       ---------       ---------
INCOME FROM CONTINUING OPERATIONS             323             476            (153)
DISCONTINUED OPERATIONS, NET                   (1)            (74)             73
                                        ---------       ---------       ---------
NET INCOME                              $     322       $     402       $     (80)
                                        =========       =========       =========


BASIC EARNINGS PER SHARE                $    0.85       $    1.07       $   (0.22)
                                        =========       =========       =========

EFFECTIVE TAX RATE                            26%           -152%           -178%
                                        =========       =========       =========

================================================================================

                              OCCIDENTAL PETROLEUM
                      2002 Fourth Quarter Net Income (Loss)
                            Core Earnings Comparison

                                          FOURTH          THIRD
                                         QUARTER         QUARTER
                                           2002            2002          B / (W)
                                        ---------       ---------       ---------
OIL & GAS                               $     490       $     490       $      --
CHEMICAL                                       58              50               8
CORPORATE
  INTEREST - ALL OTHERS                       (58)            (73)             15
  TRUST PFD DISTRIBUTIONS & OTHER             (12)            (12)             --
  OTHER                                       (41)            (38)             (3)
  TAXES                                      (114)           (105)             (9)
                                        ---------       ---------       ---------
NET INCOME                              $     323       $     312       $      11
                                        =========       =========       =========

BASIC EARNINGS PER SHARE                $    0.86       $    0.83       $    0.03
                                        =========       =========       =========

EFFECTIVE TAX RATE                            26%             24%             -2%
                                        =========       =========       =========

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Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                                    OIL & GAS
                         CORE EARNINGS VARIANCE ANALYSIS
                                  ($ MILLIONS)

2002 4th Quarter                                            $      490
2002 3rd Quarter                                                   490
                                                            ----------
                                                            $       --
                                                            ==========


Price Variance                                              $       22

Volume Variance                                                     12

Exploration Expense Variance                                       (29)

All Other                                                           (5)
                                                            ----------
                                       TOTAL VARIANCE       $       --
                                                            ==========

================================================================================

                              OCCIDENTAL PETROLEUM
                                    CHEMICAL
                         CORE EARNINGS VARIANCE ANALYSIS
                                  ($ MILLIONS)

2002 4th Quarter                                            $       58
2002 3rd Quarter                                                    50
                                                            ----------
                                                            $        8
                                                            ==========


Sales Price                                                 $      (15)

Sales Volume/Mix                                                     0

Operations/Manufacturing                                           (20)*

All Other                                                           43 **
                                                            ----------
                                       TOTAL VARIANCE       $        8
                                                            ==========

*  Higher energy and feedstock costs
** Includes lower equity earnings

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                      2002 Fourth Quarter Net Income (Loss)
                           Reported Income Comparison

                                               FOURTH          THIRD
                                              QUARTER         QUARTER
                                                2002            2002          B / (W)
                                             ---------       ---------       ---------
OIL & GAS                                    $     490       $     166       $     324
CHEMICAL                                            58            (412)            470
CORPORATE
  INTEREST - PERMIAN NON-RECOURSE DEBT              --              (5)              5
  INTEREST - ALL OTHERS                            (58)            (74)             16
  TRUST PFD DISTRIBUTIONS & OTHER                  (12)            (13)              1
  OTHER                                            (41)            (96)             55
  TAXES                                           (114)            190            (304)
                                             ---------       ---------       ---------
INCOME FROM CONTINUING OPERATIONS                  323            (244)            567
DISCONTINUED OPERATIONS, NET                        (1)             (3)              2
                                             ---------       ---------       ---------
NET INCOME                                   $     322       $    (247)      $     569
                                             =========       =========       =========

BASIC EARNINGS PER SHARE                     $    0.85       $   (0.66)      $    1.51
                                             =========       =========       =========

EFFECTIVE TAX RATE                                 26%             43%             17%
                                             =========       =========       =========

================================================================================

                              OCCIDENTAL PETROLEUM
                      2002 Fourth Quarter Net Income (Loss)
                            Core Earnings Comparison

                                               FOURTH          THIRD
                                              QUARTER         QUARTER
                                                2002            2002          B / (W)
                                             ---------       ---------       ---------
OIL & GAS                                    $     490       $     166       $     324
CHEMICAL                                            58              --              58
CORPORATE
  INTEREST - PERMIAN NON-RECOURSE DEBT              --              (5)              5
  INTEREST - ALL OTHERS                            (58)            (74)             16
  TRUST PFD DISTRIBUTIONS & OTHER                  (12)            (13)              1
  OTHER                                            (41)            (96)             55
  TAXES                                           (114)             18            (132)
                                             ---------       ---------       ---------
NET INCOME                                   $     323       $      (4)      $     327
                                             =========       =========       =========

BASIC EARNINGS PER SHARE                     $    0.86       $   (0.01)      $    0.87
                                             =========       =========       =========

EFFECTIVE TAX RATE                                 26%             85%             59%
                                             =========       =========       =========

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Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                                    OIL & GAS
                         CORE EARNINGS VARIANCE ANALYSIS
                                  ($ MILLIONS)

2002 4th Quarter                                            $      490
2001 4th Quarter                                                   166
                                                            ----------
                                                            $      324
                                                            ==========


Price Variance                                              $      299

Volume Variance                                                     35

Exploration Expense Variance                                        (8)

All Other                                                           (2)
                                                            ----------
                                       TOTAL VARIANCE       $      324
                                                            ==========

================================================================================

                              OCCIDENTAL PETROLEUM
                                    CHEMICAL
                         CORE EARNINGS VARIANCE ANALYSIS
                                  ($ MILLIONS)

2002 4th Quarter                                            $       58
2001 4th Quarter                                                    --
                                                            ----------
                                                            $       58
                                                            ==========


Sales Price                                                 $       62

Sales Volume/Mix                                                     3

Operations/Manufacturing                                           (58)*

All Other                                                           51 **
                                                            ----------
                                       TOTAL VARIANCE       $       58
                                                            ==========

*  Higher energy and feedstock costs.
** Includes higher equity earnings

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Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                              --------------------
                         SUMMARY OF OPERATING STATISTICS
                         -------------------------------

                                           FOURTH QUARTER               TWELVE MONTHS
                                        ---------------------       ---------------------
                                          2002         2001           2002         2001
                                        --------     --------       --------     --------
NET PRODUCTION PER DAY:
  UNITED STATES
    CRUDE OIL AND LIQUIDS (MBL)
                       California             84           82             86           76
                          Permian            142          137            142          137
                         US Other              6           --              4            -
                                        --------     --------       --------     --------
                            TOTAL            232          219            232          213
    NATURAL GAS (MMCF)
                       California            266          297            286          303
                          Hugoton            139          153            148          159
                          Permian            133          150            130          148
                                        --------     --------       --------     --------
                            TOTAL            538          600            564          610
  LATIN AMERICA
    CRUDE OIL (MBL)
                         Colombia             41           17             35           18
                          Ecuador             13           13             13           13
                                        --------     --------       --------     --------
                            TOTAL             54           30             48           31
  EASTERN HEMISPHERE
    CRUDE OIL (MBL)
                             Oman             13           14             13           12
                         Pakistan             12            7             10            7
                            Qatar             37           43             42           43
                           Russia             29           28             27           27
                            Yemen             39           32             38           33
                                        --------     --------       --------     --------
                            TOTAL            130          124            130          122
    NATURAL GAS (MMCF)
                         Pakistan             76           51             63           50

BARRELS OF OIL EQUIVALENT (MBOE)             518          482            515          476
---------------------------------       ========     ========       ========     ========

CONSOLIDATED SUBSIDIARIES                    516          482            514          476
NON-CONSOLIDATED INTERESTS - NET               2           --              1            -
                                        --------     --------       --------     --------
TOTAL WORLDWIDE PRODUCTION (MBOE)            518          482            515          476
                                        ========     ========       ========     ========

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Investor Relations Supplemental Schedules

[OXY LOGO]


                         SUMMARY OF OPERATING STATISTICS
                         -------------------------------

                                           FOURTH QUARTER               TWELVE MONTHS
                                        ---------------------       ---------------------
                                          2002         2001           2002         2001
                                        --------     --------       --------     --------
OIL & GAS:
---------
   PRICES
   UNITED STATES
   Crude Oil ($/BBL)                       25.40        16.79          23.47        21.74
   Natural gas ($/MCF)                      3.36         2.44           2.89         6.40

   LATIN AMERICA
   Crude oil ($/BBL)                       25.03        15.36          23.01        19.95

   EASTERN HEMISPHERE
   Crude oil ($/BBL)                       23.31        17.43          22.05        21.32
   Natural Gas ($/MCF)                      1.94         2.16           2.08         2.29

                                           FOURTH QUARTER               TWELVE MONTHS
                                        ---------------------       ---------------------
                                          2002         2001           2002         2001
                                        --------     --------       --------     --------
Exploration Expense
  Domestic                              $     48     $     21       $    120     $     58
  Latin America                                3            5             20           77
  Eastern Hemisphere                          10           28             36           49
                                        --------     --------       --------     --------
          TOTAL                         $     61     $     54       $    176     $    184
                                        ========     ========       ========     ========

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[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                                    CHEMICALS
                                 Volume (M Tons)

                                           FOURTH QUARTER               TWELVE MONTHS
                                        ---------------------       ---------------------
MAJOR PRODUCTS                            2002         2001           2002         2001
                                        --------     --------       --------     --------
  Chlorine                                   686          636          2,807        2,847
  Caustic                                    684          678          2,717        2,857
  Ethylene Dichloride                        187          151            573          735
  PVC Resins                                 917          822          4,132        3,950


                                    CHEMICALS
                                 Prices (Index)

                                           FOURTH QUARTER               TWELVE MONTHS
                                        ---------------------       ---------------------
MAJOR PRODUCTS                            2002         2001           2002         2001
                                        --------     --------       --------     --------
  Chlorine                                  1.57         0.61           1.01         0.74
  Caustic                                   0.66         1.18           0.71         1.33
  Ethylene Dichloride                       0.99         0.44           1.01         0.61
  PVC Resins                                0.82         0.52           0.73         0.68


CHLORINE
--------
OXYCHEM COMMENTARY
------------------
o Overall demand in the 4th quarter was down as expected due to the seasonal decline in the PVC market. However, a rebound occurred in December as buyers began building inventories in anticipation of a stronger 1st quarter demand.
o Industry effective operating rates dropped to 85% in the 4th quarter from 94% in the 3rd quarter. Rates are expected to increase in the 1st quarter 2003 as demand continues to improve.
o Despite the reduced operating rates, prices remained stable throughout the 4th quarter, aided by expectations of a tightening market in early 2003.


INFLUENCING FACTORS:
-------------------
An expected economic recovery in 2003 combined with a lack of new capacity is expected to tighten the market, increase operating rates and improve prices.

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[OXY LOGO]


CAUSTIC
-------
OXYCHEM COMMENTARY
------------------
o Demand for caustic soda continued to improve in the 4th quarter despite a seasonal slowdown in the bleach market. Demand improved in several major market segments including pulp and paper, refining, organic chemicals and alumina. Demand in the 1st quarter 2003 is expected to remain at current levels.

o Domestic pricing for caustic soda improved as a result of a $50 per ton price increase announced by U.S. producers for the 4th quarter. An additional $70 per ton increase was announced for the 1st quarter 2003 but subsequently moderated to $40 per ton.

INFLUENCING FACTORS:
-------------------
Supply and demand for caustic soda remains balanced. Demand is dependent on the US manufacturing sector. The anticipated improvement in the US economy in conjunction with a strengthening global economy and reduced US operating capacity is expected to support continued price improvement.

EDC
---
OXYCHEM COMMENTARY
------------------
o The supply/demand balance tightened in the 4th quarter as a result of low inventory levels of PVC, VCM and EDC in Asia.
o The downward pressure on prices experienced in the 3rd quarter and early in the 4th quarter has reversed itself. As the PVC market has improved, buyers have been accepting higher EDC prices in anticipation of higher PVC prices.

INFLUENCING FACTORS:
-------------------
Continued growth in China and an increasing demand for EDC, VCM and PVC is expected to result in further improvements in EDC prices.

PVC/VCM
-------
OXYCHEM COMMENTARY
------------------
o Demand was slow going into the 4th quarter due to the seasonal slowdown in the pipe sector. This changed in mid-December as resin producers began announcing price increases for January and pipe prices improved.
o OxyVinyls' PVC operating rates for the 4th quarter were at 88%. The estimated industry average operating rate was 85%. The feedstock shortages seen earlier in the

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[OXY LOGO]


     year have temporarily eased as producers had sufficient chlorine and VCM to operate at rates necessary to meet demand and rebuild some inventory. Capacities used to calculate operating rates have been modified to exclude both the former Borden Geismar and Addis facilities, which are currently idle. These plants are not expected to start up during the 1st half of 2003.
o Domestic PVC resin market prices decreased $.01/lb in September, October, and November, and were flat in December. A $.02/lb increase was implemented January 1, 2003. An additional $.02/lb increase was announced by several resin producers for February.
o Demand for PVC exports to Asia was weak going into the quarter but improved in November due to VCM outages and raw material shortages in the region. Prices bottomed out at $470/MT in mid-November, increasing to $520-530/MT in late-November and $580-600/MT by late-December.
o Demand for VCM tapered off gradually throughout the quarter, due primarily to seasonal reductions in the PVC market, although not as much as previously expected. Some VCM producers reduced rates in an effort to manage inventory levels, while others built inventory for planned outages in early 2003 or attempted to capitalize on spot shipments. Demand is expected to increase in the 1st quarter 2003 as the PVC market improves.
o Export VCM prices declined in 4th quarter, which is typical for this time of the year. The export price peaked in July at the $510-$530/MT but fell each month, finishing the year at the $400-$420/MT level in December. Increased PVC demand and pricing is expected to lead to improved prices for VCM in the 1st quarter 2003.

INFLUENCING FACTORS:
-------------------
Increased demand and operating rates will result in increased prices for PVC and VCM in the 1st quarter 2003, offsetting expected increases in energy and feedstock costs.

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Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                                Chemical Segment
                 Historical Financials Excluding Petrochemicals

                                                                                                                  Average
                                                                                                                   1993 -
                        1993     1994     1995     1996     1997     1998     1999     2000     2001     2002       2002
                       ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ---------
EBIT                   $  185   $  236   $  634   $  414   $  315   $  243   $  120   $  216   $  109   $  195   $     267

DD&A                      190      184      178      145      158      152      182      183      184      183         174
                       ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ---------
EBITDA                    375      420      812      559      473      395      302      399      293      378         441

Capital Spending (1)     (128)    (153)    (195)    (215)    (346)    (300)    (112)    (148)    (114)    (108)       (182)
                       ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ---------
Free Cash Flow (2)     $  247   $  267   $  617   $  344   $  127   $   95   $  190   $  251   $  179   $  270   $     259
                       ======   ======   ======   ======   ======   ======   ======   ======   ======   ======   =========

(1)  Excludes divestiture proceeds and acquisitions
(2)  Excludes working capital changes

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Investor Relations Supplemental Schedules

[OXY LOGO]


                         SUMMARY OF OPERATING STATISTICS

                                           FOURTH QUARTER               TWELVE MONTHS
                                        ---------------------       ---------------------
                                          2002         2001           2002         2001
                                        --------     --------       --------     --------
Capital Expenditures ($MM)
  Oil & Gas
    California                          $     62     $     76       $    240     $    304
    Permian                                   65           92            218          285
    Other - U.S.                              22           38             86          133
    Latin America                             29           46            106          102
    Eastern Hemisphere                       118           86            388          314
  Chemicals                                   53           48            109          112
  Corporate                                   47           14             89           58
                                        --------     --------       --------     --------
          TOTAL                         $    396     $    400       $  1,236     $  1,308
                                        ========     ========       ========     ========


DEPRECIATION, DEPLETION &
 AMORTIZATION OF ASSETS ($MM)
  Oil & Gas
    Domestic                            $    141     $    144       $    575     $    540
    Latin America                              9            6             36           24
    Eastern Hemisphere                        56           47            209          186
  Chemicals                                   44           44            183          184
  Corporate                                    3            2              9           31
                                        --------     --------       --------     --------
          TOTAL                         $    253     $    243       $  1,012     $    965
                                        ========     ========       ========     ========

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[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                                    CORPORATE
                                  ($ millions)

                                                          31-DEC-02           31-DEC-01
                                                        -------------       -------------
CAPITALIZATION

Oxy Long-Term Debt (including current maturities)       $       4,203       $       4,065

Gas Sales Obligation (current and non-current)                     --                 282

Trust Preferred Securities                                        455                 463

Subsidiary Preferred Stock                                         75                  --

Others                                                             26                  80
                                                        -------------       -------------

                    TOTAL DEBT                          $       4,759       $       4,890
                                                        =============       =============


EQUITY                                                  $       6,318       $       5,634
                                                        =============       =============

Total Debt To Total Capitalization                                43%                 46%
                                                        =============       =============

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Investor Relations Supplemental Schedules

[OXY LOGO]


Portions of this presentation are "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties that could significantly affect expected results. No assurance can be given that the results or statement of expectations or beliefs will be attained. Factors that may cause actual results to differ materially are contained in the March 13, 2002 form 10-K on file with the SEC.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              OCCIDENTAL PETROLEUM CORPORATION
                                       (Registrant)




DATE:  January 28, 2003       S. P. Dominick, Jr.
                              --------------------------------------------------
                              S. P. Dominick, Jr., Vice President and Controller
                              (Chief Accounting and Duly Authorized Officer)